UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 20, 2008

NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-27038	94-3156479

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices, including Zip Code)

(781) 565-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 3.02. Unregistered Sales of Equity Securities.
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-23.1 Consent of Independent Auditors
Ex-99.1 Financial statements of eScription, Inc.
Ex-99.2 Unaudited pro forma combined financial statements

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 20, 2008, Nuance Communications, Inc. (“Nuance”), acquired eScription, Inc. (“eScription”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated April 7, 2008 by and among Nuance, Easton Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Nuance, eScription, U.S. Bank, National Association, as escrow agent, and Paul Egerman, serving as the representative of eScription’s stockholders. The aggregate consideration consisted of (i) 1,294,844 shares of Nuance common stock, of which 1,123,888 shares of Nuance common stock were placed into escrow to secure indemnity obligations of the eScription stockholders pursuant to the Merger Agreement, and (ii) $340 million in cash, subject to reduction based on certain of eScription’s third party expenses and as otherwise set forth in the Merger Agreement. In addition, the Merger Agreement provides for the assumption of all of eScription’s outstanding employee stock options and restricted stock. The terms of the merger are more fully described in the Merger Agreement filed by Nuance as Exhibit 2.1 to the Current Report on Form 8-K filed on April 11, 2008, and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On May 20, 2008, Nuance sold 5,760,369 shares of Nuance common stock for a purchase price of $100.0 million, and warrants to purchase 3,700,000 shares of Nuance common stock for a purchase price of $0.5 million, to Warburg Pincus Private Equity VIII, L.P. and certain of its affiliated entities (collectively “Warburg Pincus”) pursuant to the terms of a purchase agreement dated April 7, 2008 by and among Nuance and Warburg Pincus (the “Purchase Agreement”). The warrants have an exercise price of $20.00 per share and a term of four years. Warburg Pincus also agreed not to sell any shares of Nuance common stock for a period of six months from the closing of the transaction contemplated by the Purchase Agreement. The terms of the transaction are more fully described in the Purchase Agreement filed by Nuance as Exhibit 2.2 to the Current Report on Form 8-K filed on April 11, 2008 and incorporated herein by reference.

The funds received by Nuance under the Purchase Agreement were used to fund a portion of the cash merger consideration for Nuance’s acquisition of eScription, Inc. described in Item 2.01 above.

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

(1) The historical financial statements of eScription, including eScription’s audited balance sheets as of December 31, 2007 and 2006 and unaudited balance sheet as of March 31, 2008, and the related statements of income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2007 (audited) and the three months ended March 31, 2008 and 2007 (unaudited) are being filed as Exhibit 99.1 to this Form 8-K.

(b) Pro Forma Financial Information

(1) The unaudited pro forma combined balance sheet of Nuance as of March 31, 2008 and the unaudited pro forma combined statements of operations of Nuance for the twelve months ended September 30, 2007 and the six months ended March 31, 2008, giving effect to the acquisition of eScription are included within Exhibit 99.2 to this Form 8-K.

(d) Exhibits

2	.1*	Agreement and Plan of Merger by and among Nuance Communications, Inc., Easton Acquisition Corporation, eScription, Inc., U.S. Bank, National Association, as Escrow Agent, and Paul Egerman, as Stockholder Representative, dated as of April 7, 2008 (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 11, 2008).
2	.2*	Purchase Agreement by and among Nuance Communications, Inc. and the Purchasers identified on Exhibit A thereto, dated April 7, 2008 (incorporated by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 11, 2008).
23.1		Consent of Independent Auditors.
99.1		Financial statements of eScription, Inc., as of December 31, 2007 and 2006 (audited) and March 31, 2008 (unaudited), and for each of the three years in the period ended December 31, 2007 (audited) and for the six months ended March 31, 2008 and 2007 (unaudited).
99.2		Unaudited pro forma combined financial statements.

*	Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

By:	/s/ James R. Arnold, Jr.
James R. Arnold, Jr.
Chief Financial Officer
Date: May 21, 2008

EXHIBIT INDEX

Exhibit No.		Description

2	.1*	Agreement and Plan of Merger by and among Nuance Communications, Inc., Easton Acquisition Corporation, eScription, Inc., U.S. Bank, National Association, as Escrow Agent, and Paul Egerman, as Stockholder Representative, dated as of April 7, 2008 (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 11, 2008).
2	.2*	Purchase Agreement by and among Nuance Communications, Inc. and the Purchasers identified on Exhibit A thereto, dated April 7, 2008 (incorporated by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 11, 2008).
23.1		Consent of Independent Auditors.
99.1		Financial statements of eScription, Inc., as of December 31, 2007 and 2006 (audited) and March 31, 2008 (unaudited), and for each of the three years in the period ended December 31, 2007 (audited) and for the six months ended March 31, 2008 and 2007 (unaudited).
99.2		Unaudited pro forma combined financial statements.

*	Previously filed.

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